SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                   FORM 8-K/A

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):    December 30, 1999


                             PRINTONTHENET.COM, INC.
-------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)


                                    DELAWARE
-------------------------------------------------------------------------------
                 (State or other jurisdiction of incorporation)


              000-14614                             65-0896930
-------------------------------------------------------------------------------
      (Commission File Number)            (IRS Employer Identification No.)


4491 South State Road 7, Suite 214, Fort Lauderdale, Florida            33314
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(Address of principal executive offices)                              (Zip Code)


Registrant's telephone no. including area code:        (954) 581-4233
                                                       --------------


                                 NET LNNX, INC.
-------------------------------------------------------------------------------
          (Former name or former address, if changed since last report)

Item 2.  Acquisition or Disposition of Assets

         On December 30, 1999, PrintOnTheNet.com, Inc. (the "Company" or "POTN") completed its acquisition of PrintAmerica Interactive, Inc. ("PrintAmerica") in a transaction (the "Acquisition") in which all of PrintAmerica's outstanding common stock (1,000 shares) was acquired for one million shares of unregistered common stock of the Company. The sellers executed a non compete agreement in connection with the Acquisition, and also agreed to an 18 month lock up agreement on the Company's common stock. The Acquisition will be recorded similar to a pooling of interests for accounting purposes since 100% of the common stock of PrintAmerica is owned by the parents of brothers Benjamin Rogatinsky and Samuel Rogatinsky, who collectively own approximately 85% of the common stock of the Company. Benjamin Rogatinsky is the Chief Executive Officer and a Director of the Company, and Samuel Rogatinsky is the President and a Director of the Company. Additionally, Ben Rogatinsky and Sam Rogatinsky had served as President and Vice President, respectively, of PrintAmerica. PrintAmerica will be merged into the Company shortly following the Acquisition.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits

FINANCIAL STATEMENTS

(a) Financial Statements of Businesses Acquired

         The following audited financial statements of PrintAmerica as of and for the year and period ended December 31, 1998 and 1997, respectively, are provided herein:

         (1)      Independent Auditor's Report for the year ended December 31,
                  1998

         (2)      Balance Sheet as of December 31, 1998

         (3)      Statement of Operations for the year ended December 31, 1998

         (4) Statement of Shareholders' Equity for the year ended December 31, 1998

         (5)      Statement of Cash Flows for the year ended December 31, 1998

         (6)      Notes to Financial Statements for the year ended December 31,
                  1998

         (7) Independent Auditor's Report for the period from July 30, 1997 (Inception) through December 31, 1997

         (8)      Balance Sheet as of December 31, 1997

         (9) Statement of Operations for the period from July 30, 1997 (Inception) through December 31, 1997

         (10) Statement of Shareholders' Equity for the period from July 30, 1997 (Inception) through December 31, 1997

         (11) Statement of Cash Flows for the period from July 30, 1997 (Inception) through December 31, 1997

         (12) Notes to Financial Statements for the period from July 30, 1997 (Inception) through December 31, 1997

         The following unaudited financial statements of PrintAmerica as of and for the nine month interim periods ended September 30, 1999 and 1998 are provided herein:

         (1)      Balance Sheets as of September 30, 1999 and 1998

         (2) Statements of Operations for the nine month periods ended September 30, 1999 and 1998

         (3) Statement of Shareholders' Equity for the nine month period ended September 30, 1999

         (4) Statement of Shareholders' Equity for the nine month period ended September 30, 1998

         (5) Statements of Cash Flows for the nine month periods ended September 30, 1999 and 1998

         (6)      Notes to Financial Statements (Unaudited)

(b) Unaudited Pro Forma Financial Information

         (1) Pro Forma Combined Condensed Balance Sheet as of September 30, 1999 (Unaudited)

         (2) Pro Forma Combined Condensed Statement of Operations for the nine month period ended September 30, 1999 (Unaudited)

         (3) Notes to Pro Forma Combined Condensed Financial Statements (Unaudited)

(c) Exhibit No.   Exhibit

         23       Independent Auditors' Consent of Esteban Brown, CPA, PA

INDEPENDENT AUDITOR'S REPORT

To the Board of Directors of
PrintAmerica Interactive, Inc.



I have audited the accompanying consolidated balance sheet of PrintAmerica Interactive, Inc. (a Florida corporation) and Subsidiary as of December 31, 1998, and the related consolidated statements of income, stockholders' equity, and cash flows for the year then ended. These consolidated financial statements are the responsibility of the Company's management. My responsibility is to express an opinion on these consolidated financial statements based on my audit.

I conducted this audit in accordance with generally accepted auditing standards. Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audit provides a reasonable basis for my opinion.

In my opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of PrintAmerica Interactive, Inc. as of December 31, 1998, and the results of operations and cash flows for the year then ended in conformity with generally accepted accounting principles.

Esteban Brown CPA, PA

Miami, Florida

December 17, 1999

With respect to Notes 8, 9 and 13
June 8, 2000

PrintAmerica  Interactive, Inc. and Subsidiary
CONSOLIDATED BALANCE SHEET

December 31,1998
-------------------------------------------------------------------------------------------------
ASSETS

CURRENT ASSETS
      Due from Factor (Note 2)                                                      $     45,181
      Accounts receivable (Note 2)                                                        19,997
      Inventory (Note 3)                                                                 124,325
      Prepaid insurance                                                                    4,509
-------------------------------------------------------------------------------------------------
          TOTAL CURRENT ASSETS                                                           194,012
-------------------------------------------------------------------------------------------------

PROPERTY AND EQUIPMENT, NET (NOTE 4)                                                     394,739
-------------------------------------------------------------------------------------------------

OTHER  ASSETS
      Intangible assets, net (Note 5,10)                                                 377,182
      Deposits                                                                             5,898
-------------------------------------------------------------------------------------------------
          TOTAL OTHER  ASSETS                                                            383,080
-------------------------------------------------------------------------------------------------

TOTAL ASSETS                                                                        $    971,831
=================================================================================================

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
      Notes payable, current portion (Note 6,10)                                    $     95,712
      Bank overdraft                                                                      14,586
      Accounts payable                                                                   213,942
      Accrued expenses                                                                    11,487
      Due to affiliate (Note 9)                                                           46,219
      Related party loans (Note 8)                                                        72,866
-------------------------------------------------------------------------------------------------
          TOTAL CURRENT LIABILITIES                                                      454,812
-------------------------------------------------------------------------------------------------

LONG - TERM LIABILITIES
      Deferred taxes (Note 7)                                                              1,931
      Notes payable long-term  portion (Note 6,10)                                       384,177
-------------------------------------------------------------------------------------------------
          TOTAL LONG - TERM LIABILITIES                                                  386,108
-------------------------------------------------------------------------------------------------

COMMITMENTS (NOTE 11,13)

STOCKHOLDERS' EQUITY
      Common stock, par value $1.00, 1,000 shares authorized,
              issued and outstanding (Note 12)                                             1,000
      Paid-in capital (Note 8)                                                           103,745
      Retained earnings                                                                   26,166
-------------------------------------------------------------------------------------------------
          TOTAL STOCKHOLDERS' EQUITY                                                     130,911
-------------------------------------------------------------------------------------------------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                                          $    971,831
=================================================================================================

See Notes to Consolidated Financial Statements

PrintAmerica  Interactive, Inc. and Subsidiary
CONSOLIDATED STATEMENT OF INCOME

For the year ended December 31, 1998
----------------------------------------------------------------------------------------------------
REVENUES                                                                           $   1,544,088

COST OF SALES                                                                          1,009,624
-------------------------------------------------------------------------------------------------

      GROSS PROFIT                                                                       534,464
-------------------------------------------------------------------------------------------------

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES                                             476,434
-------------------------------------------------------------------------------------------------

INCOME FROM OPERATIONS                                                                    58,030

INTEREST EXPENSE                                                                          28,054
-------------------------------------------------------------------------------------------------

INCOME BEFORE INCOME TAXES                                                                29,976

PROVISION FOR INCOME TAXES                                                                 4,915
-------------------------------------------------------------------------------------------------

NET INCOME                                                                         $      25,061
=================================================================================================

See Notes to Consolidated Financial Statements

PrintAmerica  Interactive, Inc. and Subsidiary
CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY

For the year ended December 31, 1998
-------------------------------------------------------------------------------------------------
                                                       Additional                        Total
                                   Common Stock         Paid-in           Retained   Stockholders'
                                Shares        Amount    Capital           Earnings      Equity
-------------------------------------------------------------------------------------------------
Balance at December 31, 1997    1,000         $1,000    $ 35,776          $ 1,105       $ 37,881

Capital contributions             0              0        56,267              0           56,267

Value of services donated
   by related parties             0              0        11,702              0           11,702

Net Income                        0              0           0             25,061         25,061
-------------------------------------------------------------------------------------------------

Balance at December 31, 1998    1,000         $1,000    $103,745          $26,166       $130,911
=================================================================================================

See Notes to Consolidated Financial Statements

PrintAmerica  Interactive, Inc. and Subsidiary
CONSOLIDATED STATEMENT OF CASH FLOWS

For the year ended December 31, 1998
-------------------------------------------------------------------------------------------------
CASH FLOWS FROM OPERATING ACTIVITIES
      Net income                                                                     $    25,061
      Adjustments to reconcile net income to net cash provided
      by operating activities:
          Depreciation and amortization                                                   61,843
          Services contributed by an affiliated entity                                    11,702
          Deferred income taxes                                                            1,835
          Changes in operating assets and
          liabilities, net of effects of
          acquisitions:
              Restricted cash                                                            (45,181)
              Accounts receivable                                                         59,170
              Inventory                                                                 (117,325)
              Prepaid insurance                                                           (4,509)
              Deposits                                                                    (5,898)
              Accounts payable                                                            28,436
              Accrued expenses                                                            11,248
              Income taxes payable                                                        46,219
-------------------------------------------------------------------------------------------------
NET CASH FLOWS PROVIDED BY OPERATING ACTIVITIES                                           72,601
-------------------------------------------------------------------------------------------------

CASH FLOWS FROM INVESTING ACTIVITIES
          Purchases of property and equipment                                           (103,698)
          Net cash payments for acquisitions                                             (40,000)
-------------------------------------------------------------------------------------------------
NET CASH USED BY INVESTING ACTIVITIES                                                   (143,698)
-------------------------------------------------------------------------------------------------

CASH FLOWS FROM FINANCING ACTIVITIES
          Bank overdraft                                                                  14,586
          Capital contributions                                                           56,267
          Proceeds from related party loans (net of repayments)                           72,866
          Principal repayments on notes payable                                          (81,552)
-------------------------------------------------------------------------------------------------
NET CASH PROVIDED BY FINANCING ACTIVITIES                                                 62,167
-------------------------------------------------------------------------------------------------

NET DECREASE IN CASH                                                                      (8,930)

CASH - BEGINNING OF YEAR                                                                   8,930
-------------------------------------------------------------------------------------------------

CASH - END OF YEAR                                                                   $
                                                                                               -
=================================================================================================

See Notes to Consolidated Financial Statements

PrintAmerica  Interactive, Inc. and Subsidiary
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION

For the year ended December 31, 1998
-------------------------------------------------------------------------------------------------------
Supplemental Disclosure of Cash Flow Information:

      Cash paid during the year for:

          Interest                                                                            $ 28,054

      Non cash transactions:

          Notes issued to acquire property                                                     $79,750
          and equipment

See Notes to Consolidated Financial Statements

PrintAmerica Interactive, Inc.
Notes to Consolidated Financial Statements

Note 1 - Nature of Operations and Significant Accounting Policies

         Nature of Operations

         PrintAmerica Interactive, Inc. and Subsidiary ("PrintAmerica" or "the Company") specializes in quick printing in the South Florida area. The Company is a Florida corporation, and was established on July 30, 1997 as Budget Printing & Graphics, Inc., (BDP). On March 19, 1998, BDP changed its name to PrintAmerica Management Company, Inc., and again changed its name to PrintAmerica Interactive, Inc. on September 15, 1999.

         Revenue Recognition

         Revenue from sales of printed business materials is recognized upon shipment of product.

         Income Taxes

         Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax basis. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized. Provision for income taxes is the tax payable or refundable for the period plus or minus the change during the period in deferred tax assets and liabilities.

         Inventory

         Inventory, consisting of printing supplies and work in process, is valued at the lower of cost or market value using the first-in first-out method.

         Property and Equipment

         Property and equipment are stated at cost. Depreciation is computed using the straight-line method, half-year convention, over the estimated useful lives of the assets.

         Valuation of Long-Lived Assets

         The Company recognizes impairment losses on impaired long-lived assets (property and equipment and intangible assets) based on the amount by which the carrying value exceeds the fair value of the long-lived asset. Fair value is determined by using a current market value modeling approach or by evaluating the current market value of the acquired business using fundamental analysis.

         Estimates

         The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions. These estimates and assumptions may affect the reported amounts of assets, liabilities, and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expense during the reporting period. Actual results could differ from those estimates.

         Fair Value of Financial Instruments

         Cash, accounts receivables, accounts payable, debt, accrued expenses and other liabilities are carried at amounts which reasonably approximate their fair value due to the short-term nature of these amounts or due to variable rates of interest which are consistent with current market rates.

Note 2 - Due from Factor

         The Company has entered into a factoring agreement (the "Agreement") with First Southern Bank (the "Bank") whereby the Company sells eligible accounts receivable to the Bank. The Bank charges a service fee of 3.25% of the face amount of each invoice, and holds back 10% (the "holdback"), pending collection by the Bank of the invoice amount. When the invoice is collected by the Bank, the holdback is remitted to the Company. At the Banks discretion, accounts receivable remaining uncollected past ninety days are subject to repurchase by the Company. The Bank's position is secured and has filed a UCC financing statement covering all accounts receivable, inventory, and all other intangible and tangible assets of the Company, including the holdback, which amounted to $45,181 at December 31, 1998. As of December 31, 1998, the Company sold $409,798 of accounts receivable which the Company could be obligated to repurchase if the underlying accounts receivable are not collected by the Bank as discussed above.

Note 3 - Inventory

         As of December 31, 1998, inventory consisted of the following.

                  Print materials and supplies                    $ 112,209
                  Work in process                                    12,116
                                                                 ----------

                  Total                                           $ 124,325
                                                                  =========

Note 4 - Property and Equipment

         As of December 31, 1998, property and equipment consisted of the following.

                                                                              Estimated
                                                                                Useful
                                                               Amount           Lives
                                                               ------           -----
                  Manufacturing equipment                     $327,246          10-20 years
                  Office equipment                              19,019          3-10 years
                  Vehicle                                       10,230          5 years
                  Leasehold improvements                        52,378          10 years
                                                              --------
                  Total                                        408,873
                  Less accumulated depreciation                (14,134)
                                                              ---------

                                                              $394,739
                                                              ========

         Depreciation expense was $13,691 for the year ended December 31, 1998.

Note 5- Intangible assets

         As of December 31, 1998, intangible assets consisted of the following.

                  Excess of cost over assets acquired           $   331,044
                  Non-compete agreements                            100,000
                                                                    -------

                                                                    431,044

                  Less accumulated amortization                     (53,862)
                                                                    -------

                                                                $   377,182
                                                                    =======

         Excess of cost over assets acquired and covenants not to compete are being amortized over ten years and periods from two to five years, respectively. Amortization expense was $48,152 for the year ended December 31, 1998.

Note 6- Notes Payable

         The Company is a party to several promissory notes as follows:

         Acquisitions:

         Note payable dated August 28, 1997, issued to acquire Kram Printing,
         Inc. Face value of $125,000, monthly principal and interest payment of
         $2,475 (interest at 7%) payable
         through July 2002.                                                                  $   97,713

         Note payable dated March 16, 1998, issued to acquire RJ Menu
         Company.  Face value of $100,000, monthly principal and
         interest payment of $1,477 (interest at 6.5%) payable through
         February 2005.                                                                          91,398

         Note payable dated March 16, 1998, issued to acquire
         Cloverleaf Printing, Inc.  Face value of $151,000, monthly principal and interest payment of $1,715 (interest
         at 6.5%) based on a ten year amortization period.
         Additional principal payments of $25,000 in April 2000, $25,000 in
         April 2001, and final payment of $45,700
         in April 2002.                                                                         142,753

         Note payable dated April 13, 1998, issued to acquire Denny Printing
         Corp. Face value of $70,000, monthly principal and interest payment of
         $1,386 (interest at 6.5%) payable through
         March 2003.                                                                             62,017

         Equipment purchases:

         Note payable dated October 24, 1998 for purchase of equipment. Face value of $51,750, monthly principal and interest payment $1,312
         (interest at 10%) payable through August 2002, secured
         by manufacturing equipment.                                                             49,084

         Note payable dated April 24, 1998 in favor of the Bank
         for purchase of equipment.  Face value of $28,000, monthly principal and interest payment of $905 (interest at 10%) payable
         through March 2000, secured  by manufacturing equipment.                                21,746

         Assumption of note payable to GE Capital resulting from acquisition of
         Cloverleaf Printing Inc. Face value of $ 40,960, monthly principal and
         interest payment of $3,112 (interest at 10%) payable through May 1999.              15,178
                                                                                             ------

          Total                                                                             479,889

         Current portion                                                                    (95,712)
                                                                                            -------

         Long-term portion                                                                 $384,177
                                                                                            =======

         At December 31, 1998, aggregate maturities of notes payable were as follows:

         1999                                                 $ 95,712
         2000                                                  112,996
         2001                                                  113,112
         2002                                                  114,861
         2003                                                   21,200
         Thereafter                                             22,008
                                                              --------
                                                              $479,889
                                                              ========
Note 7 - Income Taxes

         As of December 31, 1998, the provision for income taxes consisted of the following:

                  Current Federal income taxes                $   2,219
                  Current State income taxes                        861
                                                              ---------
                                                              $   3,080

                  Deferred Federal income taxes               $   1,322
                  Deferred State income taxes                       513
                                                              ---------
                                                              $   1,835
                                                              =========

                  Total income tax provision                  $   4,915

Note 8 - Related Party Loans

         During 1998 PrintAmerica borrowed $72,866 (net of repayments) from Benjamin Rogatinsky and Samuel Rogatinsky (the "Rogatinskys") including amounts borrowed through National Holding Company Inc.'s ("National Holding", affiliated with the Company through common ownership) account with Merrill Lynch Business Financial Services, Inc. ("Merrill Lynch"). The Rogatinskys served as officers of PrintAmerica and their parents were the sole shareholders of PrintAmerica. These borrowings were interest free and had no fixed due date. PrintAmerica had co-guaranteed the National Holding debt to Merrill Lynch. On December 30, 1999, PrintAmerica was acquired by a related company (see Note 12). On March 14, 2000, Merrill Lynch initiated a lawsuit against several parties including PrintAmerica and National Holding demanding repayment of the loans. In May 2000, all amounts owed by PrintAmerica to the Rogatinskys pursuant to such loans were contributed to the capital of the company that acquired PrintAmerica, and the lawsuit was settled and the guarantees released. See Note 13.

Note 9 - Related Parties

         The Company entered into a five year lease agreement with US Property Management, Inc, (a related party through common ownership), for one of its manufacturing facilities. The lease is at a fair market rate, and total rent expense related to the lease was $11,702 for the year ended December 31, 1998. US Property Management, Inc. did not require the Company to pay the amount due, and such amount was credited to paid-in capital.

         During the year ended December 31, 1998, the Company purchased $77,501 and $27,758, respectively, of printing materials and printing services from National Lithographers & Publishers, Inc., ("National Lithographers") and Royal Industries, Inc., (both related parties through common ownership). In addition, the Company provided $31,282 of printing services to National Lithographers during the year ended December 31, 1998. At December 31, 1998, the net amount due to National Lithographers was $46,219. See Note 13.

         The Company leased its employees from National Payroll Services, Inc. (a related party through common ownership). The amounts charged for salaries, wages and the related employment taxes and other benefits totaled $522,802 for the year ended December 31, 1998.

         During the year ended December 31, 1998, the Company paid consulting fees of $41,000 to a party related to the owners of the Company.

Note 10 - Acquisitions

         During the year ended December 31, 1998, the Company purchased all of the outstanding common stock of Denny Printing, Inc. ("Denny") and certain assets and liabilities and the operations of RJ Menu Company ("RJ Menu") and Cloverleaf Printing, Inc. ("Cloverleaf Printing"). Payment terms were as follows:

                  o Denny Printing was acquired on April 13, 1998. The purchase price was $100,000, consisting of a cash payment of $30,000 and issuance of a promissory note for $70,000 payable over 5 years including interest at 7% per annum.

                  o RJ Menu was acquired on March 16, 1998. The purchase price was $125,000, consisting of a cash payment of $25,000 and issuance of a promissory note for $100,000 payable over 7 years including interest at 6.5% per annum.

                  o        Cloverleaf Printing was acquired on March 16, 1998.
                           The purchase price was $151,000, consisting of a promissory note payable based on a 10 year amortization period including interest at 6.5% per annum, principal reductions of $25,000 at the end of the second and third year, and a final balloon payment for the remaining outstanding principal balance at the end of year four. Additionally, certain assets and liabilities of Cloverleaf were assumed.

         The acquisitions were accounted for under the purchase method resulting in the following aggregate allocation of purchase price:

                                 Cash acquired                                $  15,000
                                 Accounts receivable acquired                    63,298
                                 Inventory acquired                               6,000
                                 Property, plant and equipment acquired         235,700
                                 Non compete agreements                          75,000
                                 Excess of cost over assets acquired            212,044
                                 Assumption of debt and trade payables         (231,042)
                                                                                -------

                                 Total purchase price                         $ 376,000
                                                                               ========

Note 11 - Commitments

         The Company is a party to several operating leases for facilities and office equipment, as follows:

                  Facilities:
                  o Five-year lease dated September 1, 1998 with initial annual rent of $32,970.
                  o Five-year lease dated August 28, 1997 with initial annual base rent of $9,000, and scheduled four percent (4%) increases for the next four years.
                  o Five-year lease dated March 1, 1998 with annual base rent of $10,800 for the first two years, $11,556 for the third and fourth years, and $12,360 for the last year. Subject to a five-year renewal option.
                  Equipment:
                  o Three-year office equipment lease dated August 13, 1998 with monthly rental payments of $1,025.

         Minimum annual rents, including sales taxes, on these leases are as follows.

                           1999                                   $  69,300
                           2000                                      70,400
                           2001                                      64,100
                           2002                                      48,100
                           2003                                      25,600
                                                                     ------

                           Total                                  $ 277,500
                                                                    =======

         Total rent expense was $47,028 for such operating leases for the year ended December 31, 1998.

Note 12 - Subsequent event

         On December 30, 1999, PrintAmerica was acquired by PrintOnTheNet.com, Inc. ("POTN"), a publicly traded company. POTN issued one million shares of unregistered common stock in exchange for the outstanding common stock of the Company. The Company was owned by the parents of the Rogatinskys, the founders and majority shareholders of POTN. PrintAmerica was merged into POTN in January 2000. See Notes 8 and 13.

Note 13 - Guarantees and Litigation Matters

         PrintAmerica co-guaranteed up to $7,500,000 in obligations of National Lithographers to the Bank. The underlying indebtedness secured by these guarantees is in default and there are insufficient assets of National Lithographers to satisfy the debt. The Bank has instituted proceedings against National Lithographers to collect the amount owed.

         PrintAmerica had also co-guaranteed the obligations of National Holding (parent of National Lithographers) to Merrill Lynch. On March 14, 2000, National Holding's indebtedness to Merrill Lynch of approximately $1,045,000 was in default and Merrill Lynch instituted a lawsuit against the borrowers and all the guarantors to collect the amount owed.

         On June 8, 2000, POTN, the Rogatinskys, Merrill Lynch and the Bank negotiated a settlement and obtained a release from the guarantees and dismissal of the Merrill Lynch action as against POTN. Pursuant to the settlement:

         (a) All shares of POTN common stock owned by the Rogatinskys, their families and related entities were pledged to the Bank and POTN was assigned a second priority lien on the same (except with respect to 1,250,000 shares (as described below)). The Bank continues to have a first priority lien on the shares acquired or received by POTN in (b), (c) and (d) below. Merrill Lynch held a second priority position with respect to 1,250,000 shares of POTN's common stock owned by the Rogatinskys which pledge was released upon the sale of such shares to POTN for $112,500 on June 30, 2000 (see (c) below).

         (b) POTN purchased 11,111,111 shares of its common stock for $1,000,000 ($0.09 per share) from the Rogatinskys. The proceeds received by the Rogatinskys from the sale of these shares were paid to Merrill Lynch and the Bank.

         (c) The balance owed to Merrill Lynch was satisfied personally by the Rogatinskys. On June 30, 2000, the Rogatinskys sold POTN 1,250,000 shares of its common stock generating $112,500 in proceeds which was paid directly to Merrill Lynch. Further, on or before June 30, 2001, the Rogatinskys at their option may sell to POTN that number of shares required to generate proceeds of up to $142,500. Such proceeds are to be paid directly to Merrill Lynch. The price per share with respect to each such sale will be the lower of $0.09 per share, or one-half of the then current market price per share.

         (d) POTN purchased a printing press from National Lithographers (and obtained an assignment of lien from Merrill Lynch), which was being used by National Lithographers, for $255,000. POTN sold the printing press receiving $55,921 in net proceeds. In order to make up the shortfall between $255,000 and the sale proceeds, the Rogatinskys are obliged to (i) transfer to POTN, such additional number of shares of POTN common stock at the lesser of $0.09 per share, or one-half of the then current market price per share to make up any shortfall, or (ii) under certain circumstances, sell enough shares to generate proceeds sufficient to pay the cash shortfall.

         (e) POTN will be required to issue additional common stock at a currently indeterminate price to the Bank as pledgee of all of the Rogatinskys' stock in POTN if in the future (excluding the May 2000 private placement and certain other stock issuances), POTN sells its securities at less than $0.30 per share, and if its common stock is trading at less than $0.30 per share. These shares shall also be subject to the pledge to the Bank.

         (f) The shares pledged to the Bank are initially restricted from sale. Such shares may be liquidated by the Bank pursuant to terms of the settlement agreement. POTN has a right of first refusal with respect to the sale of the pledged common stock, which right is subordinate to an identical one held by the Rogatinskys.

         (g) All of the shares issued in connection with the acquisition of PrintAmerica (Note 12) have been returned to POTN.

         (h)      The Rogatinskys resigned as officers and directors of POTN.

         (i) All amounts due pursuant to related party loans (Note 8) were contributed to the capital of POTN.

INDEPENDENT AUDITOR'S REPORT

To the Board of Directors of
PrintAmerica Interactive, Inc.



I have audited the accompanying balance sheet of PrintAmerica Interactive, Inc. (a Florida corporation) as of December 31, 1997, and the related statements of operations, shareholders' equity, and cash flows for the period from July 30, 1997 (Inception) through December 31, 1997. These financial statements are the responsibility of the Company's management. My responsibility is to express an opinion on these financial statements based on my audit.

I conducted this audit in accordance with generally accepted auditing standards. Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audit provides a reasonable basis for my opinion.

In my opinion, the financial statements referred to above present fairly, in all material respects, the financial position of PrintAmerica Interactive, Inc. as of December 31, 1997, and the results of operations and cash flows for the period from July 30, 1997 (Inception) through December 31, 1997 in conformity with generally accepted accounting principles.

Esteban Brown CPA, PA

Miami, Florida

December 17, 1999

PrintAmerica Interactive, Inc.

BALANCE SHEET

December 31, 1997
----------------------------------------------------------------------------------------------------
ASSETS

CURRENT ASSETS
      Cash                                                                                $   8,930
      Accounts receivable                                                                    15,869
      Inventory                                                                               1,000
----------------------------------------------------------------------------------------------------
          TOTAL CURRENT ASSETS                                                               25,799
----------------------------------------------------------------------------------------------------

PROPERTY AND EQUIPMENT, NET (NOTE 2)                                                         17,282
----------------------------------------------------------------------------------------------------

OTHER  ASSETS
      Intangible assets, net (Note 3)                                                       138,290
----------------------------------------------------------------------------------------------------
          TOTAL OTHER  ASSETS                                                               138,290
----------------------------------------------------------------------------------------------------

TOTAL ASSETS                                                                              $ 181,371
====================================================================================================

LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES
      Note payable, current portion (Note 4,7)                                            $  22,018
      Accounts payable (Note 6)                                                              20,277
      Accrued expenses                                                                        3,287
      Income taxes payable (Note 5)                                                              99
----------------------------------------------------------------------------------------------------
          TOTAL CURRENT LIABILITIES                                                          45,681
----------------------------------------------------------------------------------------------------

LONG - TERM LIABILITIES
      Deferred taxes (Note 5)                                                                    96
      Note payable long-term  portion (Note 4,7)                                             97,713
----------------------------------------------------------------------------------------------------
          TOTAL LONG - TERM LIABILITIES                                                      97,809
----------------------------------------------------------------------------------------------------

COMMITMENT (NOTE 8)

SHAREHOLDERS' EQUITY
      Common stock, par value $1.00, 1,000 shares authorized,
              issued and outstanding (Note 9)                                                 1,000
      Paid-in capital (Note 6)                                                               35,776
      Retained earnings                                                                       1,105
----------------------------------------------------------------------------------------------------
          TOTAL SHAREHOLDERS' EQUITY                                                         37,881
----------------------------------------------------------------------------------------------------

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY                                                $ 181,371
====================================================================================================

See Notes to Financial Statements

PrintAmerica Interactive, Inc.
STATEMENT OF INCOME

For the Period from July 30, 1997 (Inception) through December 31, 1997
---------------------------------------------------------------------------------------------
REVENUES                                                                           $  71,860

COST OF SALES                                                                         44,472
---------------------------------------------------------------------------------------------
     GROSS PROFIT                                                                     27,388

OPERATING EXPENSES

   General and administrative expenses                                                17,784

   Depreciation and amortization                                                       6,153

---------------------------------------------------------------------------------------------
   TOTAL OPERATING EXPENSES                                                           23,937

---------------------------------------------------------------------------------------------
INCOME FROM OPERATIONS                                                                 3,451

INTEREST EXPENSE                                                                       2,151

---------------------------------------------------------------------------------------------
INCOME BEFORE INCOME TAXES                                                             1,300

PROVISION FOR INCOME TAXES                                                               195

---------------------------------------------------------------------------------------------
NET INCOME                                                                         $   1,105
=============================================================================================

See Notes to Financial Statements

PrintAmerica Interactive, Inc.
STATEMENT OF SHAREHOLDERS' EQUITY

For the Period from July 30, 1997 (Inception) through December 31, 1997
---------------------------------------------------------------------------------------------------



---------------------------------------------------------------------------------------------------
                                                       Additional                        Total
                                  Common Stock          Paid-in        Retained      Shareholders
                              Shares        Amount      Capital        Earnings          Equity
                              ------        ------      -------        --------          ------

Balance July 30, 1997              -        $      -    $       -      $      -          $       -

Capital contributions          1,000           1,000       33,376             -             34,376

Value of services donated          -               -        2,400             -              2,400
by related parties

Net Income                         -               -            -         1,105              1,105
---------------------------------------------------------------------------------------------------


Balance December 31, 1997      1,000        $  1,000    $  35,776     $   1,105         $   37,881
===================================================================================================

See Notes to Financial Statements

PrintAmerica Interactive, Inc.
STATEMENT OF CASH FLOWS

For the Period from July 30, 1997 (Inception) through December 31, 1997
-------------------------------------------------------------------------------------------------
CASH FLOWS FROM OPERATING ACTIVITIES
      Net income                                                                     $     1,105

      Adjustments to reconcile net income to net cash
              provided by operating activities:
          Depreciation and amortization                                                    6,153
          Changes in operating assets and
          liabilities, net of effect of
          acquisition:
              Accounts receivable                                                        (15,869)
              Accounts payable                                                            20,277
              Accrued expenses                                                             3,287
              Income taxes payable                                                            99
              Deferred taxes                                                                  96

-------------------------------------------------------------------------------------------------
NET CASH FLOWS PROVIDED BY OPERATING ACTIVITIES                                           15,148
-------------------------------------------------------------------------------------------------

CASH FLOWS FROM INVESTING ACTIVITIES
          Purchase of property and equipment                                              (7,725)
          Net cash payment for acquisition                                               (30,000)

-------------------------------------------------------------------------------------------------
NET CASH USED BY INVESTING ACTIVITIES                                                    (37,725)
-------------------------------------------------------------------------------------------------

CASH FLOWS FROM FINANCING ACTIVITIES
          Capital contributions                                                           34,376
          Value of services donated by related parties                                     2,400
          Non interest bearing loans from affiliates                                      42,057
          Repayment of non interest bearing loans from affiliates                        (42,057)
          Principal repayments on notes payable                                           (5,269)
-------------------------------------------------------------------------------------------------
NET CASH PROVIDED BY FINANCING ACTIVITIES                                                 31,507
-------------------------------------------------------------------------------------------------

NET INCREASE IN CASH                                                                       8,930

CASH - BEGINNING OF YEAR                                                                       0
-------------------------------------------------------------------------------------------------

CASH - END OF YEAR                                                                   $     8,930
=================================================================================================

See Notes to Financial Statements

PrintAmerica Interactive, Inc.
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION

For the Period from July 30, 1997 (Inception) through December 31, 1997
-------------------------------------------------------------------------------------------------
Supplemental Disclosure of Cash Flow Information:

      Cash paid during the period for:

          Interest                                                                       $ 2,151
          Income taxes
                                                                                               -

=================================================================================================

See Notes to Financial Statements

PrintAmerica Interactive, Inc.

NOTES TO FINANCIAL STATMENTS

For the Period from July 30, 1997 (Inception) through December 31, 1997
-------------------------------------------------------------------------------

Note 1 - Nature of Operations and Significant Accounting Policies

         Nature of Operations

         PrintAmerica Interactive, Inc., (the "Company") specializes in quick printing in the South Florida area. The Company is a Florida corporation, and was established on July 30, 1997 as Budget Printing & Graphics, Inc., (BDP). On March 19, 1998, BDP changed its name to PrintAmerica Management Company, Inc., and again changed its name to PrintAmerica Interactive, Inc. on September 15, 1999.

         Cash and Cash Equivalents

         Cash and cash equivalents are comprised of cash and certain highly liquid investments with a maturity of three months or less when purchased. The carrying amount of cash equivalents approximates fair value due to their short-term nature.

         Revenue Recognition

         Revenue from sales of printed business materials is recognized upon shipment of product.

         Income Taxes

         Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax basis. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized. Provision for income taxes is the tax payable or refundable for the period plus or minus the change during the period in deferred tax assets and liabilities.

         Inventory

         Inventory consists of printing supplies and is valued at the lower of cost or market value using the first-in first-out method.

         Property and Equipment

         Property and equipment are stated at cost, less accumulated depreciation. Depreciation is computed using the straight-line method, half-year convention, over the estimated useful lives of the assets.

         Valuation of Long-Lived Assets

         The Company recognizes impairment losses on impaired long-lived assets (property and equipment and intangible assets) based on the amount by which the carrying value exceeds the fair value of the long-lived asset. Fair value is determined by using a current market value modeling approach or by evaluating the current market value of the acquired business using fundamental analysis.

         Estimates

         The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions. These estimates and assumptions may affect the reported amounts of assets, liabilities, and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expense during the reporting period. Actual results could differ from those estimates.

         Fair Value of Financial Instruments

         Cash, accounts receivables, accounts payable, debt, accrued expenses and other liabilities are carried at amounts which reasonably approximate their fair value due to the short-term nature of these amounts or due to variable rates of interest which are consistent with current market rates.

Note 2 - Property and Equipment

         At December 31, 1997, property and equipment consisted of the following.

                                                                  Estimated
                                                                    Useful
                                                       Amount       Lives
                                                       ------       -----

                  Manufacturing equipment            $  10,000     10-20 years
                  Leasehold improvements                 7,725     10 years
                                                       -------
                                                        17,725
         Less accumulated depreciation                    (443)
                                                     ---------
                                                     $  17,282
                                                     =========

         Depreciation expense was $443 for the period ended December 31, 1997.

Note 3 - Intangible Assets

         At December 31, 1997, intangible assets consisted of the following.

                  Excess of cost over assets acquired               $ 119,000
                  Non-compete agreement                                25,000
                                                                    ---------
                                                                      144,000

                  Less accumulated amortization                        (5,710)
                                                                    ---------

                  Total                                             $ 138,290
                                                                    =========

         Excess of cost over assets acquired and non-compete agreement are being amortized over ten and five years, respectively. Amortization expense was $5,710 for the period ended December 31, 1997.

Note 4 - Note Payable

         Note dated August 28, 1997 issued for purchase of Kram Printing, Inc. Face value of $125,000, with monthly principal and interest payment of $2,475 (interest at 7%) payable through July 2002.

                                                                    $  119,731

                  Less current portion                                ( 22,018)
                                                                    ----------

                  Long-term portion                                 $   97,713
                                                                    ==========

         At December 31, 1997, aggregate maturity of the note payable is as follows:

                 1998                                                 $ 22,018
                 1999                                                   23,610
                 2000                                                   25,317
                 2001                                                   27,146
                 2002                                                   21,640
                                                                      --------
                                                                      $119,731
                                                                      ========

Note 5 - Income Taxes

          The provision for income taxes consists of the following:

                  Current taxes                              $    99
                  Deferred taxes                                  96
                                                             -------

                                                             $   195
                                                             =======

Note 6 - Related Parties

         During the period ended December 31, 1997, the Company purchased printing materials and printing services from National Lithographers & Publishers, Inc. ("National Lithographers") and received certain management services from National Holding Company ("National Holding"). Both National Lithographers and National Holding are related parties to the Company through common ownership. National Holding did not require the Company to pay the $2,400 balance due, and such amount was credited to paid in capital. The remaining $5,263 was included in accounts payable as of December 31, 1997.

         The Company leased its employees from National Payroll Services, Inc., (a related party through common ownership). The amounts charged for salaries, wages, employment taxes and other benefits were at cost, and totaled $1,629 for the period ended December 31, 1997.

         During the period ended December 31, 1997, certain affiliates of the Company loaned cash (interest free) aggregating $42,057 to the Company and the Company repaid these loans to such affiliates.

Note 7 - Acquisition

         On August 29, 1997, the Company purchased certain assets and the operations of Kram Printing, Inc. The purchase price was $155,000, consisting of a cash payment of $30,000 and issuance of a promissory note for $125,000 payable over 5 years including interest at 7% per annum.

         The acquisition was accounted for under the purchase method resulting in the following allocation of purchase price:

                  Inventory acquired                         $     1,000
                  Property and equipment acquired                 10,000
                  Non compete agreement                           25,000
                  Excess of cost over assets acquired            119,000
                                                             -----------

                           Total purchase price              $   155,000
                                                             ===========

Note 8 - Commitment

         The Company is a party to a five-year lease dated August 28, 1997 with initial annual base rent of $9,000, and scheduled four percent (4%) increases for the next four years.

         Minimum annual rent, including sales taxes, on this lease are as follows.

                                    1998                     $    9,250
                                    1999                          9,620
                                    2000                         10,005
                                    2001                         10,400
                                    2002                         12,816
                                                              ---------

                                    Total                     $  52,091
                                                              =========

Note 9 - Subsequent event

         On December 30, 1999, the Company was acquired by PrintOnTheNet.com, ("POTN"), a publicly traded company. POTN issued one million shares of unregistered common stock for the outstanding common stock of the Company. The Company was owned by the parents of Ben Rogatinsky and Sam Rogatinsky, the founders and majority shareholders of POTN. Ben Rogatinsky and Sam Rogatinsky had served as president and vice president, respectively, of the Company.

PrintAmerica Interactive, Inc. and Subsidiary
Balance Sheets (Unaudited)
As of September 30, 1999 and 1998

                                                                     1999              1998

Assets
       Current Assets
            Cash                                              $        --       $       296
            Due from factor (Note 2)                               16,760                --
            Accounts receivable, net (Note 2)                      52,253            26,219
            Inventory                                             159,686           109,658
                                                              -----------       -----------
                 Total Current Assets                             228,699           136,173
                                                              -----------       -----------

       Property and equipment, net                                570,060           398,162
       Intangible assets, net (Note 3)                            641,868           373,579
       Other assets                                                21,898             5,898
                                                              -----------       -----------

           Total Assets                                       $ 1,462,525       $   913,812
                                                              ===========       ===========

Liabilities and Stockholders' Equity
       Current Liabilities
            Current portion of notes payable ( Note 3)        $   132,486       $    99,763
            Current portion of capital lease obligations            2,756                --
            Accounts payable and accrued expenses                 354,060           188,911
            Bank overdraft                                         62,013                --
            Related party loans                                   453,787            80,851
            Due to affiliate                                      128,259            19,229
                                                              -----------       -----------

                  Total current liabilities                     1,133,361           388,754
                                                              -----------       -----------

       Notes payable (Note 3)                                     535,069           419,053
       Capital lease obligations                                    5,206                --
       Deferred taxes                                              13,079                --
                                                              -----------       -----------

                Total Liabilities                               1,686,715           807,807
                                                              -----------       -----------

       Commitment (Note 2)

       Stockholders' Equity
            Common stock (Note 5)                                   1,000             1,000
            Paid in capital                                       178,745           103,745
            Retained earnings                                    (403,935)            1,260
                                                              -----------       -----------
               Total Stockholders' Equity                        (224,190)          106,005
                                                              -----------       -----------

           Total Liabilities & Stockholders' Equity           $ 1,462,525       $   913,812
                                                              ===========       ===========

See Notes to Financial Statements (Unaudited)

PrintAmerica Interactive, Inc. and Subsidiary
Statements of Operations (Unaudited)
For the Nine Month Periods Ended September 30, 1999 and 1998


                                                         1999             1998

Net sales                                         $ 1,704,004      $   926,374
Cost of sales                                       1,162,898          555,824
                                                  -----------      -----------

      Gross profit                                    541,106          370,550

Selling, general and administrative                   859,294          351,586
                                                  -----------      -----------

Income (loss) from operations                        (318,188)          18,964

Interest expense                                      111,913           18,758
                                                  -----------      -----------

Income (loss) before taxes                           (430,101)             206

Provision for income taxes                                 --               51
                                                  -----------      -----------

     Net income (loss)                            $  (430,101)     $       155
                                                  ===========      ===========

See Notes to Financial Statements (Unaudited)

PrintAmerica Interactive, Inc. and Subsidiary
Statement of Shareholders Equity (Unaudited)
For the Nine Month Period Ended September 30, 1999
-------------------------------------------------------------------------------

                                                                  Additional
                                           Common Stock             Paid In         Retained     Total Shareholders'
                                        Shares       Amount         Capital         Earnings            Equity
                                        ------       ------         -------         --------            ------
Balance December 31, 1998                1,000      $ 1,000        $103,745          $26,166             $130,911

Capital Contributions                        -            -          75,000                -               75,000

Net loss                                     -            -               -         (430,101)            (430,101)
----------------------------------------------------------------------------------------------------------------------

Balance September 30, 1999               1,000      $ 1,000        $178,745        $(403,935)           $(224,190)
======================================================================================================================

See Notes to Financial Statements (Unaudited)

PrintAmerica Interactive, Inc. and Subsidiary
Statement of Shareholders Equity (Unaudited)
For the Nine Month Period Ended September 30, 1998
-------------------------------------------------------------------------------

                                                                  Additional                              Total
                                           Common Stock             Paid In          Retained         Shareholders'
                                        Shares       Amount         Capital          Earnings            Equity
                                        ------       ------         -------          --------            ------
Balance December 31, 1997               1,000      $ 1,000         $ 35,776            $1,105            $ 37,881

Capital Contributions                       0            0           56,267                 0              56,267

Value of services donated
by related parties                          0            0           11,702                 0              11,702

Net Income                                  0            0                0               155                 155
----------------------------------------------------------------------------------------------------------------------

Balance September 30, 1998              1,000      $ 1,000         $103,745            $1,260            $106,005
======================================================================================================================

See Notes to Financial Statements (Unaudited)

PrintAmerica Interactive, Inc. and Subsidiary
Statement of Cash Flows (Unaudited)
For the Nine Month Periods Ended September 30, 1999 and 1998

                                                                                            1999           1998
                                                                                            ----           ----
Cash flow from operating activities
      Net income                                                                     $  (430,101)    $      155

      Adjustments to reconcile net income to net cash provided by operations

      Depreciation and amortization                                                       93,879         46,382
      Deferred income taxes                                                               11,148              -
      Services contributed by an affiliated entity                                             -          11,702

      Changes in operating assets and liabilities, net of acquisitions:
         Due from factor                                                                  28,421         (26,219)
         Accounts receivable, net                                                        (32,257)         15,869
         Inventory                                                                       (35,361)       (108,658)
         Other assets                                                                    (11,491)         (5,898)
         Accounts payable and accrued expenses                                           128,632         165,150
         Due to affiliate                                                                 82,040          19,229
                                                                                     -----------     -----------

Net cash provided by (used in) operating activities                                     (165,090)        117,712

Cash flow from investing activities
      Purchases of equipment                                                            (193,886)       (155,448)
      Net cash payments for acquisitions                                                 (75,000)        (40,000)
                                                                                     -----------     -----------
Net cash used by investing activities                                                   (268,886)       (195,448)

Cash flow from financing activities
      Bank overdraft                                                                      47,427               -
      Capital contributions                                                               75,000          56,267
      Proceeds from related party loans (net of repayments)                              380,921          80,851
      Principal repayments on notes payable and capital leases                           (69,372)        (68,016)
                                                                                     -----------     -----------
Net cash provided by financing activities                                                433,976          69,102
                                                                                     -----------     -----------

Net decrease in cash                                                                           0          (8,634)

Cash - beginning of period                                                                     0           8,930
                                                                                     -----------     -----------

Cash - end of period                                                                 $         0     $       296
                                                                                     ===========     ===========

See Notes to Financial Statements (Unaudited)

PrintAmerica Interactive, Inc. and Subsidiary
Supplemental Disclosure of Cash Flow Information (Unaudited)
For the Nine Month Periods Ended September 30, 1999 and 1998

                                                                                            1999           1998
                                                                                            ----           ----
Supplemental Disclosure of Cash Flow Information:

     Cash paid during the period for:
             Interest                                                                 $  111,913      $  18,758

     Non cash transactions:
             Capital lease obligations                                                $   11,500              -

See Notes to Financial Statements (Unaudited)

         PrintAmerica Interactive, Inc. and Subsidiary
         Notes to Financial Statements
         For the Nine Month Periods Ended September 30, 1999 and 1998
         (Unaudited)

         Note 1 - Significant Accounting Policies

         Nature of Operations

         PrintAmerica Interactive, Inc. (the "Company") specializes in quick printing in the South Florida area. The Company is a Florida corporation, and was established on July 30, 1997 as Budget Printing & Graphics, Inc., (BDP). On March 19, 1998, BDP changed its name to PrintAmerica Management Company, Inc., and again changed its name to PrintAmerica Interactive, Inc. on September 15, 1999.

         Revenue Recognition

         Revenue from sales of printed business materials is recognized upon shipment of product.

         Income Taxes

         Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax basis. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized. Provision for income taxes is the tax payable or refundable for the period plus or minus the change during the period in deferred tax assets and liabilities.

         Inventory

         Inventory, consisting of printing supplies and work in process, is valued at the lower of cost or market value using the first-in first-out method.

         Property and Equipment

         Property and equipment are stated at cost. Depreciation is computed using the straight-line method, half-year convention, over the estimated useful lives of the assets.

         Valuation of Long-Lived Assets

         The Company recognizes impairment losses on impaired long-lived assets (property and equipment and intangible assets) based on the amount by which the carrying value exceeds the fair value of the long-lived asset. Fair value is determined by using a current market value modeling approach or by evaluating the current market value of the acquired business using fundamental analysis.

         Estimates

         The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions. These estimates and assumptions may affect the reported amounts of assets, liabilities, and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expense during the reporting period. Actual results could differ from those estimates.

         Fair Value of Financial Instruments

         Cash, accounts receivables, accounts payable, debt, accrued expenses and other liabilities are carried at amounts which reasonably approximate their fair value due to the short-term nature of these amounts or due to variable rates of interest which are consistent with current market rates.

Note 2 - Accounts Receivable and Due From Factor

         The Company is a party to an agreement (the "Agreement") with First Southern Bank (the "Bank"), whereby the Company sells eligible accounts receivable to the Bank. The bank charges a service fee of 3.25% of the face amount of each invoice, and holds back 10% (the "holdback"), pending collection by the Bank of the invoice amount. When the invoice is collected by the Bank, the holdback is remitted to the Company. At the Banks discretion, accounts receivable remaining uncollected past ninety days are subject to repurchase by the Company. The Bank's position is secured and it has filed a UCC financing statement covering all accounts receivable, inventory, and all other intangible and tangible assets of the Company, including the holdback, which amounted to $16,760 at September 30, 1999. Such holdback has been classified as due from factor in the accompanying balance sheet. As of September 30, 1999, the Company sold $337,145 of accounts receivable (net of the holdback and the service fees) which the Company could be obligated to repurchase if the underlying accounts receivable are not collected by the Bank as described above.

Note 3 - Acquisitions

         During the nine month period September 30, 1998, the Company purchased certain assets and liabilities and the operations of three South Florida quick print shops. Payment terms were as follows:

                  o RJ Menu Company was acquired on March 16, 1998. The purchase price was $125,000, consisting of a cash payment of $25,000 and issuance of a promissory note for $100,000 payable over 7 years including interest at 6.5% per annum.

                  o        Denny Printing, Inc. was acquired on April 13, 1998.
                           The purchase price was $100,000, consisting of a cash payment of $30,000 and issuance of a promissory note for $70,000 payable over 5 years including interest at 7% per annum.

                  o Cloverleaf Printing, Inc. ("Cloverleaf") was acquired on March 16, 1998. The purchase price was $151,000, consisting of a promissory note payable based on a 10 year amortization period including interest at 6.5% per annum, principal reductions of $25,000 at the end of the second and third year, and a final balloon payment for the remaining outstanding principal balance at the end of year four. Additionally, certain assets and obligations of Cloverleaf were assumed.

         The acquisitions were accounted for under the purchase method resulting in the following aggregate allocation of purchase price:

                                 Cash acquired                                             $   15,000
                                 Accounts receivable acquired                                  63,298
                                 Inventory acquired                                             6,000
                                 Property, plant and equipment acquired                       235,700
                                 Non compete agreements                                        75,000
                                 Excess of cost over assets acquired                          212,044
                                 Assumption of debt and trade payables                       (231,042)
                                                                                            ---------

                                 Total purchase price                                       $ 376,000
                                                                                            =========


         During the nine month period ended September 30, 1999, the Company purchased certain assets and the operations of Sun Graphics, Inc. This acquisition was consummated on May 5, 1999. The purchase price was $340,000, consisting of a cash payment of $75,000 and issuance of a promissory note for $265,000 (plus interest at 7%) payable monthly based on a ten year amortization period, with a final balloon payment for the remaining principal balance at the end of year seven.

         The acquisition was accounted for under the purchase method resulting in the following allocation of purchase price:

                  Property and equipment                         $    25,000
                  Non compete covenant                                25,000
                  Excess of cost over assets acquired                290,000
                                                                 -----------

                           Total purchase price                  $   340,000
                                                                 ===========

Note 4 - Related Parties

         During 1998 and 1999, Benjamin Rogatinsky and Samuel Rogatinsky (the "Rogatinskys") funded the Company's operations in part with personal loans including amounts borrowed through National Holding Company, Inc.'s ("National Holding", which was affiliated with the Company through common ownership) account with Merrill Lynch Business Financial Services, Inc. ("Merrill Lynch"). Benjamin Rogatinsky and Samuel Rogatinsky had served as the President and Vice President of PrintAmerica, respectively. These loans were interest free and had no fixed due date. PrintAmerica had co-guaranteed the National Holding debt to Merrill Lynch. Such loans from the Rogatinskys are classified as related party loans in the accompanying balance sheet. In March 2000, Merrill Lynch commenced an action against National Holding and the guarantors seeking repayment of the loans; in June 2000 the lawsuit was settled and the guaranties released. As part of the settlement agreement and guaranty release, in June 2000 the shareholder loans (which had increased to $1,263,000 by then) were contributed to capital. Terms of the settlement were disclosed in the Company's Form 10-QSB for the quarterly period ended June 30, 2000 that was filed prior to filing of this amended Form 8-K.

         During 1998 and 1999, the Company purchased printing services from National Lithographers & Publishers, Inc. ("National Lithographers"), a wholly owned subsidiary of National Holding, and provided printing services to National Lithographers during the same periods. The net cumulative effect of all such transactions was a payable to National Lithographers of $128,259 and $19,229 as of September 30, 1999 and 1998, respectively, which was classified as due to affiliate in the accompanying balance sheet. Pursuant to the settlement described above, due to affiliate was contributed to capital in June 2000.

         The Company has five year lease agreements with US Property Management, Inc, (a related party through common ownership) for two of its facilities. The leases are at fair market rates, and total rent expense related to these leases was $45,016 and $11,702 during the nine month periods ended September 30, 1999 and 1998, respectively. US Property Management, Inc. did not require the Company to pay the 1998 amount, which was credited to paid-in capital.

         The Company leased its employees from National Payroll Services, Inc., (a related party through common ownership). The amounts charged for salaries, wages and the related employment taxes and other benefits totaled $607,055 and $320,140 for the nine periods ended September 30, 1999 and 1998, respectively.

         The Company paid consulting fees of $30,750 to a party related to the owners of the Company during the nine month periods ended September 30, 1999 and 1998, respectively.

Note 5 - Subsequent event

         On December 30, 1999, the Company was acquired by PrintOnTheNet.com, Inc. ("POTN"), a publicly traded company. POTN issued one million shares of unregistered common stock for the outstanding common stock of the Company. The Company was owned by the parents of Ben Rogatinsky and Sam Rogatinsky, the founders and majority shareholders of POTN. Ben Rogatinsky and Sam Rogatinsky had served as president and vice president, respectively, of the Company.

PRINTONTHENET.COM, INC. UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL INFORMATION

OVERVIEW

         On December 30, 1999, PrintOnTheNet.com, Inc. (the "Company" or "POTN") completed its acquisition of PrintAmerica Interactive, Inc. ("PrintAmerica") in a transaction (the "Acquisition") in which all of PrintAmerica's outstanding common stock (1,000 shares) was acquired for one million shares of unregistered common stock of the Company. The Acquisition will be recorded similar to a pooling of interests for accounting purposes since 100% of the common stock of PrintAmerica is owned by the parents of brothers Benjamin Rogatinsky and Samuel Rogatinsky, who collectively own approximately 85% of the common stock of the Company. Benjamin Rogatinsky is the Chief Executive Officer and a Director of the Company, and Samuel Rogatinsky is the President and a Director of the Company. Additionally, Ben Rogatinsky and Sam Rogatinsky had served as President and Vice President, respectively, of PrintAmerica. PrintAmerica will be merged into the Company shortly following the Acquisition.

         The following unaudited pro forma combined condensed financial statements have been prepared to give effect to the Acquisition, using the pooling of interests method of accounting. The unaudited pro forma combined condensed balance sheet as of September 30, 1999 gives effect to the Acquisition as if it had occurred on September 30, 1999, and combines the historical balance sheets of the Company and PrintAmerica as of September 30, 1999. The unaudited pro forma combined condensed statement of operations combine the historical statement of operations of the Company for the period from January 27, 1999 (Inception) through September 30, 1999, and the historical statement of operations of PrintAmerica for the nine month period ended September 30, 1999.

The unaudited pro forma combined condensed financial statements have been prepared based upon the historical financial statements of the Company and PrintAmerica for the periods stated above. Such pro forma statements may not be indicative of the results that would have occurred if the Acquisition had been consummated on the indicated dates, or of the operating results that may be achieved by the combined companies in the future.

PRINTONTHENET.COM, INC.

Pro Forma Combined Condensed Balance Sheet (Unaudited)
September 30, 1999

                                                                                                        Pro Forma       Pro Forma
                                                           POTN        PrintAmerica   Combined        Adjustments        Combined
Assets
    Current Assets
        Cash                                             $    15,703   $        --   $    15,703      $   (15,703)(1)  $        --
        Cash restricted                                           --        16,760        16,760               --           16,760
        Accounts receivable, net                              25,412        52,253        77,665           (3,206)(2)       74,459
        Inventory                                              2,000       159,686       161,686               --          161,686
                                                         -----------   -----------   -----------      -----------      -----------
              Total Current Assets                            43,115       228,699       271,814          (18,809)         252,905

    Property and equipment, net                               83,461       570,060       653,251               --          653,521
    Other assets                                               3,355        21,898        25,253               --           25,253
    Intangible assets, net                                   325,234       641,868       967,102               --          967,102
                                                         -----------   -----------   -----------      -----------      -----------

        Total Assets                                     $   455,165   $ 1,462,525   $ 1,917,690      $   (18,909)       1,898,781
                                                         ===========   ===========   ===========      ===========      ===========

Liabilities and Stockholders' Equity
    Current Liabilities
        Notes payable, current portion                   $    76,593   $   132,486   $   209,079      $        --      $   209,079
        Capital lease obligations, current portion             9,542         2,756        12,298               --           12,298
        Accounts payable and accrued
            expenses                                          66,992       354,060       421,052           (3,206)(2)      427,846
                                                                                                           10,000 (3)
        Shareholder loans                                    358,150            --       358,150          453,787 (4)      811,937
        Related party loans                                       --       453,787       453,787         (453,787)(4)           --
        Due to affiliate                                          --       128,259       128,259               --          128,259
        Bank overdraft                                            --        62,013        62,013          (15,703)(1)       46,310
                                                         -----------   -----------   -----------      -----------      -----------

               Total current liabilities                     511,277     1,133,361     1,644,638           (8,909)       1,635,729

        Notes payable                                         15,576       535,069       550,645               --          550,645
        Capital lease obligations                              9,542         5,206        14,748               --           14,748
        Deferred taxes                                            --        13,079        13,079               --           13,079
                                                         -----------   -----------   -----------      -----------      -----------

             Total Liabilities                               536,395     1,686,715     2,223,110           (8,909)       2,214,201
                                                         -----------   -----------   -----------      -----------      -----------

    Stockholders' Equity
        Preferred stock                                           --            --            --               --               --
        Common stock                                          26,554         1,000        27,554           (1,000)(5)       27,554
                                                                                                            1,000 (5)
        Paid in capital                                      263,311       178,745       442,056               --          442,056
        Retained earnings (accumulated deficit)             (371,095)     (403,935)     (775,030)         (10,000)(3)     (785,030)
                                                         -----------   -----------   -----------      -----------      -----------

            Total Stockholders' Equity                       (81,230)     (224,190)     (305,420)         (10,000)        (315,420)
                                                         -----------   -----------   -----------      -----------      -----------

      Total Liabilities & Stockholders' Equity           $   455,165   $ 1,462,525   $ 1,917,690      $   (18,909)     $ 1,898,781
                                                         ===========   ===========   ===========      ===========      ===========

See Notes to Pro Forma Combined Condensed Financial Statements (Unaudited)

PRINTONTHENET.COM, INC.
Pro Forma Combined Condensed Statements of Operations (Unaudited)

                                             POTN
                                             ----
                                        For the period  PrintAmerica
                                        from January    ------------
                                         27, 1999       For the Nine
                                         (Inception)    Months Ended
                                            through     September 30,              Pro Forma          Pro Forma
                                         September 30,      1999       Combined   Adjustments         Combined
                                             1999
                                        --------------- -------------  --------   -----------         ---------
Net sales                                   $    75,433  $1,704,004   $ 1,779,437  $  (3,206) (2)     $1,776,231

Cost of sales                                    31,046   1,162,898     1,193,944     (3,206) (2)      1,190,738
                                        ---------------  -----------  -----------  ----------         ----------

      Gross profit                               44,387     541,106       585,493          -             585,493

Selling, General and Administrative
        Expenses                                254,212     859,294     1,113,506      10,000 (3)      1,123,506
Product development expenses                    158,762           -       158,762                        158,762
                                        ---------------  ------------ -----------  ----------         ----------

Loss from operations                           (368,587)   (318,188)     (686,775)    (10,000)          (696,775)

Interest expense                                  2,508     111,913       114,421           -            114,421
                                        ---------------  ------------ -----------  ----------         ----------

     Net loss                              $   (371,095)   (430,101)  $  (801,196) $  (10,000)          (811,196)
                                        ===============  ==========   ===========  ==========         ==========

Basic and Diluted Earnings per Common
    Share                                         (0.01)                                                  (0.01)
                                        ===============  ==========    ========== ==========         ==========

     Average common shares outstanding       26,424,774                            1,000,000         27,424,774
                                        ===============  ==========    ========== ==========         ==========

NOTES TO PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS (Unaudited)

(1) Represents a reclassificiation of POTN's cash to bank overdraft to reflect the net bank overdraft of the combined entities.

(2) Represents the elimination of intercompany billings from PrintAmerica to POTN as well as elimination of the related unpaid balances due by POTN to Print America.

(3)      Represents the estimated one time Acquisition related costs.

(4) To reclassify related party loans as shareholder loans since the Rogatinskys were shareholders of POTN.

(5) Represents the elimination of the common stock of PrintAmerica pursuant to the subsequent merger, offset by recording one million shares of unregistered $.001 par value common stock issued by POTN to the sellers of Print America.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        PRINTONTHENET.COM, INC.

                                        By:  /S/ Neal Polan
                                           ------------------------------------
                                        Neal Polan, Chief Executive Officer
                                           and Director

                                        By:  /S/ Robert Norris
                                           ------------------------------------
                                        Robert Norris, Chief Financial Officer

Dated:  November 8, 2000

                                    EXHIBITS

Exhibit No.        Exhibit
-----------        -------

    23             Independent Auditors' Consent of Esteban Brown, CPA, PA